UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 21, 2010 (May 18, 2010)

Psychiatric Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-20488	23-2491707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067
(Address of Principal Executive Offices)
(615) 312-5700
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     On May 18, 2010, Psychiatric Solutions, Inc. (the “Company”) held its Annual Meeting of Stockholders. The following is a tabulation of the voting on the proposals presented at the Annual Meeting.
     Proposal 1: Mark P. Clein and Richard D. Gore were elected as Class II directors of the Company with terms expiring at the Company’s Annual Meeting of Stockholders in 2013 or until their successors have been elected and take office. The voting results were as follows:

Director Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Mark P. Clein	25,521,293	18,545,173	3,501,922
Richard D. Gore	26,267,623	17,798,843	3,501,922
     Proposal 2: The motion to approve an amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan was adopted by the stockholders. The voting results were as follows:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
39,334,769	4,721,211	10,486	3,501,922
     Proposal 3: The motion to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was adopted by the stockholders. The voting results were as follows:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
45,939,473	1,619,196	9,719	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.
Date: May 21, 2010	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, General Counsel and Secretary